WORLDWIDE ENERGY AND MANUFACTURING USA ENTERS INTO DEFINITIVE AGREEMENTS TO RAISE APPROXIMATELY $8 MILLION

NET PROCEEDS RAISED WILL LARGELY FUND PLANNED EXPANSIONS FOR THE COMPANY'S SOLAR DIVISION

SOUTH SAN FRANCISCO, Calif. and SHANGHAI, China, January 27, 2010 - Worldwide Energy and Manufacturing USA, Inc. (OTCBB: WEMU) ("Worldwide" or the "Company"), a U.S.-based solar module technology and China manufacturing company specializing in products for customers in the solar energy, aerospace, wireless telecommunications, medical equipment and automotive industries, today announced that the Company has entered into definitive agreements with institutional and accredited investors to raise funds in a private placement of restricted common stock and warrants, which will generate gross proceeds of approximately $8 million.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (AMEX: LTS), acted as the exclusive placement agent for the transaction. The securities placed included approximately 1.7 million shares of common stock priced at $4.50 per share, and warrants to purchase approximately
1.7 million shares of Worldwide's common stock at an exercise price of $5.65 per share for a period of five years.

"This institutional financing is a significant event for Worldwide as we continue to grow and expand our PV solar sales and manufacturing facilities," said Jimmy Wang, Chief Executive Officer of Worldwide. "We continue to expect our total megawatt shipments in 2010 to be at least 50% greater than what we have shipped in 2009, and we are very pleased with the strong demand we are seeing for our advanced, durable solar modules. This financing will allow us to accelerate our production schedules and increase capacity to meet the growing demand."

Worldwide expects to use the proceeds as working capital to fund the Company's growth including the purchase of of raw materials to fulfill an existing backlog of approximately $58 million in solar contracts. The Company will also purchase equipment for a soon-to-be completed PV module factory in Nantong, China. On May 29, 2009, Worldwide's Solar Division entered into an official agreement with the Department of Civil Engineering for the City of Nantong on construction plans for the new facility. In addition, the proceeds will assist in funding potential acquisitions.

 Additionally, certain executives of Worldwide, along with the Company, entered into a share escrow agreement whereby they will place an aggregate of approximately 1.7 million shares of Worldwide's common stock into escrow, to be distributed to the investors on a pro-rata basis, if the Company does not achieve $4,000,000 in EBIDTA, as adjusted, for the fiscal year ending December 31, 2010.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Worldwide Energy and Manufacturing USA, Inc. (http://www.wwmusa.com), headquartered in South San Francisco, California, is a 16-year-old engineering-oriented firm specializing in photovoltaic (PV) panel, mechanical, electronics and fiber optic products manufacturing. The company's worldwide customer base includes the industries of solar energy, wireless telecommunications, aerospace, automobiles and medical equipment. Subsidiaries include Shanghai Intech Electro Mechanical Products Co. Ltd., Shanghai Intech Electronics Manufacturing Co. Ltd. and Shanghai Intech Precision Mechanical Products Manufacturing Co. Ltd., located in Shanghai, China.

FORWARD-LOOKING STATEMENTS:

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company's performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Contact:

At the company:

Worldwide Energy and Manufacturing USA, Inc.
Jimmy Wang
650-794-9888, Ext. 221
jimmyw@wwmusa.com
http://www.wwmusa.com

Investor relations:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104
info@redchip.com
http://www.RedChip.com

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SOURCE:  Worldwide Energy and Manufacturing USA, Inc.